Exhibit 10.3

Sterling National Bank

61 South Paramus Road, Suite 116

Paramus, New Jersey 07652

September 23, 2021

VIA EMAIL

Lincoln Educational Services Corporation

200 Executive Drive

West Orange, New Jersey 07052

Attention: Brian K. Meyers, CFO

Re:	Sterling National Bank to Lincoln Educational Services Corporation – Consent to Departure from Certain Terms of Loan Documents

Dear Mr. Meyers:

Reference is hereby made to that certain Credit Agreement dated as of November 14, 2019 (as amended, modified, or supplemented from time to time, including by that certain First Amendment to Credit Agreement dated as of November 10, 2020, together with any subsequent amendments thereto, the “Credit Agreement”) by and among Lincoln Educational Services Corporation, Lincoln Technical Institute, Inc., Nashville Acquisition, L.L.C., New England Acquisition, LLC, Euphoria Acquisition, LLC, LCT Acquisition, LLC, NN Acquisition, LLC and LTI Holdings LLC (individually and collectively, “Borrower”) and Sterling National Bank (“Bank”) pursuant to which Bank made available to Borrower certain senior secured credit facilities consisting of (i) a $15,000,000.00 senior secured revolving line of credit (the “Line of Credit”); (ii) a $20,000,000.00 senior secured term loan (the “Term Loan”); (iii) a $10,000,000.00 senior secured revolving loan facility available for the issuance of letters of credit (the “LC Facility”); and (iv) a $10,000,000.00 delayed draw term loan (the “Delayed Draw Term Loan” and together with the Line of Credit, the Term Loan and the LC Facility, the “Credit Facilities”). Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Credit Agreement. The Credit Facilities are secured by, among other things, (i) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Lincoln Technical Institute, Inc. in favor of Bank, for the property located in the State of Texas, (ii) that certain Deed of Trust and Security Agreement by LTI Holdings, LLC, in favor of Bank, for the property located in the State of Colorado, and (iii) that certain Deed of Trust and Security Agreement by Nashville Acquisition, L.L.C., in favor of Bank, for the property located in the State of Tennessee, each dated as of November 14, 2019 and as each of the same may be amended, restated, modified or supplemented from time to time ( collectively, the “Mortgages”).

Borrower has notified Bank that it desires to convey all of its right, title and interest in its real property, improvements and certain personal property located at or otherwise related to (i) 1194 East 45th Avenue, Denver, Colorado (the “Colorado Subject Property”), pursuant to the terms, conditions and provisions of that certain Agreement for Purchase and Sale of Real Property dated on or about the date hereof (the “Colorado and Texas Disposition Agreement”), (ii) 2915 Aloutte Drive, Grand Prairie, Texas (the “Texas Subject Property”), pursuant to the terms, conditions and provisions of the Colorado and Texas Disposition Agreement, and (iii) 524 Gallatin Avenue, Nashville, Tennessee (the “Tennessee Subject Property”, and together with the Colorado Subject Property and the Texas Subject Property, collectively, the “Subject Properties”), pursuant to the terms, conditions and provisions of that certain Contract for the Purchase of Real Estate dated on or about the date hereof (the “Tennessee Disposition Agreement”, and together with the Colorado and Texas Disposition Agreement, collectively, the “Disposition Agreements”), in each case free and clear of the Mortgages and any other liens of Bank pursuant to the Mortgages or otherwise, and to lease Subject Properties following their sale (the “Subject Transactions”). Inasmuch as, (i) the Subject Properties and related personal property are subject to the Mortgages and serve as Collateral for all of the Obligations and Borrower does not intend to discharge all of the Obligations with the proceeds of the dispositions of the Subject Properties and (ii) the dispositions of the Subject Properties and related assets contemplated by the Disposition Agreements and the other Subject Transactions are restricted by Section 7.3, 7.6 and 7.7 of the Credit Agreement, Borrower has requested the consent of Lender to proceed with said dispositions as contemplated in the Disposition Agreements and to waive any default or event of default that would otherwise arise out of the consummation of the Subject Transations.

To induce Bank to grant said waiver consent, Borrower hereby represents and warrants that, other than with respect to the violations described above and consented hereto:

(i)	there does not exist any default or event of default under the Loan Documents, and no default or event of default will exist or would result from the Subject Transactions except for such defaults or events of default that that are waived hereby;

(ii)	Borrower is in compliance, in all material respects, with all terms and conditions of the Loan Documents; and

(iii)	both before and after giving effect to the Subject Transactions, each of the representations and warranties in the Loan Documents is, and will be, true and correct in all material respects (except any such representation or warranty which relates to a specified prior date).

Based on the foregoing, but subject to the conditions set forth below, Bank hereby consents to the Subject Transactions and waive any default or event of default that would otherwise arise out of their consummation. For the avoidance of doubt, the parties hereto hereby confirm that the consent and waiver set forth herein pertains only to the Subject Transactions, and only to the extent described herein. Any leases which are part of the Subject Transactions shall not be considered in determining whether lease payments otherwise permitted under Section 7.3 exceed $1,000,000 in the aggregate.

It is expressly understood and agreed that Bank’s consent as set forth above is expressly conditioned on the following:

(a)	Prior to the release of the Mortgages with respect to the Subject Properties and to the release of its lien on any related personal property which is the subject to the Subject Transactions, the Borrower shall pay to the Bank, in good and available funds, an amount sufficient to pay-in-full the outstanding principal balance of the Term Loan and the Delayed Draw Term Loan, together with any and all accrued interest thereon through and including date of said receipt of said funds, along with an amount sufficient to pay-in-full any Swap Obligations arising from any Swap Transaction entered into in connection with the Term Loan, as determined by the parties on or before said disposition date; and

(b)	Borrower shall pay any and all legal fees and expenses incurred by the Bank in connection with the Disposition Transactions, including, but not limited to, legal fees for the preparation and/or review of any instruments needed to release the Subject Properties from the lien of the Mortgages.

2

For the avoidance of doubt, the parties hereto acknowledge and agree that Bank shall not be obligated to release its Mortgage and other liens on related personal property unless and until the Subject Transaction to which such Mortgage and other liens relate is consummated. Accordingly, upon the consummation of the first Subject Transaction yielding sufficient proceeds to satisfy the payment obligations in clause (a) above, Bank shall release its Mortgage and other liens on personal property related to such Subject Transaction and shall release its Mortgage and other liens on personal property with respect to the second Subject Transaction to be consummated upon said consummation so long as at such time, no Default or Event of Default then exists and is continuing.

Upon the satisfaction of the aforementioned connection and in connection with the consummation of the Subject Transactions, Bank hereby agrees to execute and deliver to Borrower such discharges of the Mortgages and any other instruments related to the discharge of said mortgage and other liens, in each case as Borrower may reasonably request.

Furthermore, the parties acknowledge and agree that as of the date hereof advances under the Delayed Draw Term Loan shall no longer be available to Borrower and any commitment of Bank to lend thereunder shall be terminated and of no further force and effect.

The grant by Bank of the consent set forth herein shall in no way alter the existing obligations of Borrower under the Loan Documents, other than as specifically contemplated herein. Under no circumstances shall such waiver and consent be interpreted or construed as establishing a custom or course of dealing between Borrower and Bank with respect to any instance of non-compliance with the terms of the Loan Documents that might arise in the future. Bank reserves its right to respond in accordance with the Loan Documents to such instances of non-compliance in any manner it deems necessary or appropriate under those specific circumstances.

Bank’s waiver and consent as set forth herein shall not be effective unless and until Bank has received this letter fully executed and validly delivered by all parties hereto.

Borrower agrees to pay the fees and expenses of Bank’s counsel for services rendered in connection with this preparation of this letter agreement (including services rendered in connection with this consent and the review of any due diligence in connection therewith) promptly upon presentation of an invoice from said counsel for said services.

This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto are on the same instrument. This letter agreement may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party. This letter agreement shall be construed in accordance with the substantive laws of the State of New Jersey without reference to any conflicts of law principles.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

3

Very truly yours,

STERLING NATIONAL BANK

By:	/s/ Mark R. Smith
Mark R. Smith
Senior Vice President & Managing Director

Acknowledged and Agreed to:

BORROWER:

LINCOLN EDUCATIONAL SERVICES
CORPORATION

By:	/s/ Scott M. Shaw
Scott M. Shaw
Chief Executive Officer

LINCOLN TECHNICAL INSTITUTE, INC.

By:	/s/ Scott M. Shaw
Scott M. Shaw
President

NASHVILLE ACQUISITION, L.L.C.

By:	/s/ Scott M. Shaw
Scott M. Shaw
President

NEW ENGLAND ACQUISITION, LLC

By:	/s/ Scott M. Shaw
Scott M. Shaw
President

EUPHORIA ACQUISITION, LLC

By:	/s/ Scott M. Shaw
Scott M. Shaw
President

[Signature Page to Consent Letter]

LCT ACQUISITION, LLC

By:	/s/ Scott M. Shaw
Scott M. Shaw
President

NN ACQUISITION, LLC

By:	/s/ Scott M. Shaw
Scott M. Shaw
President

LTI HOLDINGS, LLC

By:	/s/ Scott M. Shaw
Scott M. Shaw
President

[Signature Page to Consent Letter]